Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES FIRST QUARTER
2025 FINANCIAL RESULTS

BOCA RATON, Fla., May 7, 2025--Cross Country Healthcare, Inc. (the Company) (Nasdaq: CCRN) today announced financial results for its first quarter ended March 31, 2025.

SELECTED FINANCIAL INFORMATION:

		Variance		Variance
		Q1 2025 vs		Q1 2025 vs
Dollars are in thousands, except per share amounts	Q1 2025	Q1 2024		Q4 2024
Revenue	$293,408	(23)%		(5)%
Gross profit margin*	20.0%	(40)	bps	—	bps
Net loss attributable to common stockholders	$(490)	(118)%		87%
Diluted EPS	$(0.02)	$(0.10)		$0.10
Adjusted EBITDA*	$8,619	(44)%		(7)%
Adjusted EBITDA margin*	2.9%	(110)	bps	(10)	bps
Adjusted EPS*	$0.06	$(0.13)		$0.02
Cash flows provided by operations	$5,681	(5)%		(77)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

First Quarter Business Highlights
•Homecare Staffing experienced double-digit sequential and year-over-year revenue growth
•Physician Staffing experienced year-over-year revenue growth
•Cross Country Education experienced double-digit sequential revenue growth
•Continued strong balance sheet with $81 million of cash on hand and no debt as of March 31, 2025

“Our first quarter results reflect solid execution with both Homecare and Physician Staffing business reporting solid year over year growth,” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “As the market for core nurse and allied continues to stabilize, we remain focused on driving productivity across our business, leveraging our investments in AI automation as well as our cost-effective center of excellence in India to fuel efficiency and improved profitability. Looking ahead, we continue working with Aya Healthcare and the Federal Trade Commission towards the successful consummation of the merger transaction in the second half of this year.”

Regarding the Company’s pending acquisition by Aya Healthcare, Martins further commented, ”We recently learned of the passing of Alan Braynin, founder, former CEO & President of Aya Healthcare, and our hearts go out to his family, friends and to the thousands of Aya employees. Alan was a pioneer and transformational force in the healthcare staffing industry whose presence will be missed by many.”

Exhibit 99.1
First quarter consolidated revenue was $293.4 million, a decrease of 23% year-over-year and 5% sequentially. Consolidated gross profit margin was 20.0%, down 40 basis points year-over-year and flat sequentially. Net loss attributable to common stockholders was $0.5 million, as compared to net income of $2.7 million in the prior year and a net loss of $3.8 million in the prior quarter. Diluted earnings per share (EPS) was a net loss of $0.02, as compared to net income of $0.08 in the prior year and a net loss of $0.12 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $8.6 million, or 2.9% of revenue, as compared with $15.3 million, or 4.0% of revenue, in the prior year, and $9.3 million, or 3.0% of revenue, in the prior quarter. Adjusted EPS was $0.06, as compared to $0.19 in the prior year and $0.04 in the prior quarter.

Quarterly Business Segment Highlights
Nurse and Allied Staffing
Revenue was $242.3 million, a decrease of 27% year-over-year and 6% sequentially. Contribution income was $17.2 million, as compared to $27.2 million in the prior year and $20.3 million in the prior quarter. Average field contract personnel on a full-time equivalent (FTE) basis was 7,411, as compared with 9,124 in the prior year and 7,621 in the prior quarter. Revenue per FTE per day was $360, as compared to $397 in the prior year and $363 in the prior quarter.
Physician Staffing
Revenue was $51.1 million, an increase of 9% year-over-year and a decrease of 4% sequentially. Contribution income was $4.0 million, as compared to $3.1 million in the prior year and $3.5 million in the prior quarter. Total days filled were 22,692, as compared with 23,785 in the prior year and 25,427 in the prior quarter. Revenue per day filled was $2,253, as compared with $1,976 in the prior year and $2,085 in the prior quarter.

Cash Flow and Balance Sheet Highlights
Net cash provided by operating activities for the three months ended March 31, 2025 was $5.7 million, as compared to $6.0 million for the three months ended March 31, 2024 and $24.2 million for the three months ended December 31, 2024. We experienced a 15-day year-over-year improvement in days’ sales outstanding.
During the first quarter of 2025, the Company did not repurchase any shares of its common stock. As of March 31, 2025, the Company had 32.5 million unrestricted shares outstanding and $40.5 million remaining for share repurchase.
As of March 31, 2025, the Company had $80.7 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of March 31, 2025, borrowing base availability under the ABL was $148.4 million, with $133.5 million of availability net of $14.9 million of letters of credit.

CONFERENCE CALL
As previously disclosed, on December 3, 2024, the Company entered into a merger agreement with Aya Healthcare, Inc. and certain of its subsidiaries (Aya Merger, and such agreement, the Merger Agreement). In light of the pending transaction, the Company will not host an earnings conference call to review first quarter 2025 financial results, nor will it provide forward-looking guidance. This press release is also posted on the Company’s website at ir.crosscountry.com.

Exhibit 99.1
ABOUT CROSS COUNTRY HEALTHCARE
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 39 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights.

Copies of this and other press releases, information about the Company, as well as information about the Aya Merger, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

NON-GAAP FINANCIAL MEASURES
This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, adjusted EBITDA margin, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not statements of historical fact, including statements relating to our future results (including business trends); statements regarding the proposed Aya Merger; the expected timing and closing of the proposed Aya Merger; the Company’s ability to consummate the proposed Aya Merger; the expected benefits of the proposed Aya Merger and other considerations taken into account by the Board in approving the proposed Aya Merger; the amounts to be received by stockholders in connection with the proposed Aya Merger; and expectations for the Company prior to and following the closing of the proposed Aya Merger, may be deemed to be forward-looking statements. All such forward-looking statements are intended to provide management’s current expectations for the future of the Company based on current expectations and assumptions relating to the Company’s business, the economy and other future conditions. Forward-looking statements generally can be identified through the use of words such as “believes,” “anticipates,” “may,” “should,” “will,” “plans,” “projects,” “expects,” “expectations,” “estimates,” “forecasts,” “predicts,” “targets,” “prospects,” “strategy,” “signs,” and other words of similar meaning in connection with the discussion of future performance, plans, actions or events. Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and changes in circumstances that are difficult to predict. Such risks and uncertainties include, among others: (i) the timing to consummate the proposed Aya Merger, (ii) the risk that a condition of closing of the proposed Aya Merger may not be satisfied or that the closing of the proposed Aya Merger might otherwise not occur, (iii) the risk that a regulatory approval

Exhibit 99.1
that may be required for the proposed Aya Merger is not obtained or is obtained subject to conditions that are not anticipated, (iv) the diversion of management time on transaction-related issues, (v) risks related to disruption of management time from ongoing business operations due to the proposed Aya Merger, (vi) the risk that any announcements relating to the proposed Aya Merger could have adverse effects on the market price of the common stock of the Company, (vii) the risk that the proposed Aya Merger and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with its suppliers and customers, (viii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee, (ix) the risk that competing offers will be made, (x) unexpected costs, charges or expenses resulting from the Aya Merger, (xi) potential litigation relating to the Aya Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (xii) worldwide economic or political changes that affect the markets that the Company’s businesses serve which could have an effect on demand for the Company’s services and impact the Company’s profitability, (xiii) effects from global pandemics, epidemics or other public health crises, (xiv) changes in marketplace conditions, such as alternative modes of healthcare delivery, reimbursement and customer needs, and (xv) disruptions in the global credit and financial markets, including diminished liquidity and credit availability, changes in international trade agreements, including tariffs and trade restrictions, cyber-security vulnerabilities, foreign currency volatility, swings in consumer confidence and spending, costs of providing services, retention of key employees, and outcomes of legal proceedings, claims and investigations. Accordingly, actual results may differ materially from those contemplated by these forward-looking statements. Investors, therefore, are cautioned against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the SEC, including the risks and uncertainties identified in Part I, Item 1A - Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 on Form 10-K/A, and in the Company’s other filings with the SEC. The list of factors is not intended to be exhaustive.

These forward-looking statements speak only as of the date of this press release, and the Company does not assume any obligation to update or revise any forward-looking statement made in this press release or that may from time to time be made by or on behalf of the Company.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2025	2024	2024

Revenue from services	$293,408	$379,174	$309,940
Operating expenses:
Direct operating expenses	234,750	301,877	247,948
Selling, general and administrative expenses	52,486	63,252	55,573
Credit loss expense (income)	35	1,290	(228)
Depreciation and amortization	4,772	4,642	4,341
Acquisition and integration-related costs	2,041	—	4,216
Restructuring costs	301	938	281
Legal and other losses (gains)	—	3,650	(928)
Impairment charges	—	604	2,170
Total operating expenses	294,385	376,253	313,373
(Loss) income from operations	(977)	2,921	(3,433)
Other expenses (income):
Interest expense	543	462	608
Interest income	(681)	(173)	(535)
Other expense (income) , net	60	(1,057)	408
(Loss) income before income taxes	(899)	3,689	(3,914)
Income tax (benefit) expense	(409)	997	(161)
Net (loss) income attributable to common stockholders	$(490)	$2,692	$(3,753)

Net (loss) income per share attributable to common stockholders - Basic	$(0.02)	$0.08	$(0.12)

Net (loss) income per share attributable to common stockholders - Diluted	$(0.02)	$0.08	$(0.12)

Weighted average common shares outstanding:
Basic	32,282	34,216	32,338
Diluted	32,282	34,597	32,338

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	March 31,	March 31,	December 31,
	2025	2024	2024
Adjusted EBITDA:[a]
Net (loss) income attributable to common stockholders	$(490)	$2,692	$(3,753)
Interest expense	543	462	608
Income tax (benefit) expense	(409)	997	(161)
Depreciation and amortization	4,772	4,642	4,341
Acquisition and integration-related costs[b]	2,041	—	4,216
Restructuring costs[c]	301	938	281
Legal, bankruptcy, and other losses (gains)[d]	—	3,650	(928)
Impairment charges[e]	—	604	2,170
Loss on disposal of fixed assets	—	—	86
Interest income[f]	(681)	(173)	(535)
Other expense (income), net	60	(1,057)	322
Equity compensation	1,318	1,198	1,698
System conversion costs[g]	1,164	1,329	926
Adjusted EBITDA[a]	$8,619	$15,282	$9,271
Adjusted EBITDA margin[a]	2.9%	4.0%	3.0%

Adjusted EPS:[h]
Numerator:
Net (loss) income attributable to common stockholders	$(490)	$2,692	$(3,753)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	2,041	—	4,216
Restructuring costs[c]	301	938	281
Legal, bankruptcy, and other losses (gains)[d]	—	3,650	(928)
Impairment charges[e]	—	604	2,170
Other (income) expense, net	—	(1,115)	311
System conversion costs[g]	1,164	1,329	926
Tax impact of non-GAAP adjustments	(919)	(1,405)	(1,843)
Adjusted net income attributable to common stockholders - non-GAAP	$2,097	$6,693	$1,380

Denominator:
Weighted average common shares - basic, GAAP	32,282	34,216	32,338
Dilutive impact of share-based payments	281	381	68
Adjusted weighted average common shares - diluted, non-GAAP	32,563	34,597	32,406

Reconciliation:
Diluted EPS, GAAP	$(0.02)	$0.08	$(0.12)
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs[b]	0.06	—	0.13
Restructuring costs[c]	0.01	0.02	0.01
Legal, bankruptcy, and other losses (gains)[d]	—	0.10	(0.03)
Impairment charges[e]	—	0.02	0.07
Other (income) expense, net	—	(0.03)	0.01
System conversion costs[g]	0.04	0.04	0.03
Tax impact of non-GAAP adjustments	(0.03)	(0.04)	(0.06)
Adjusted EPS, non-GAAP[h]	$0.06	$0.19	$0.04

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	March 31,	December 31,
	2025	2024

Assets
Current assets:
Cash and cash equivalents	$80,697	$81,633
Accounts receivable, net	219,789	223,238
Income taxes receivable	5,893	10,389
Prepaid expenses	8,295	7,848
Insurance recovery receivable	9,343	9,255
Other current assets	1,182	2,637
Total current assets	325,199	335,000
Property and equipment, net	28,117	28,850
Operating lease right-of-use assets	2,219	2,468
Goodwill	135,060	135,060
Other intangible assets, net	39,965	42,186
Deferred tax assets	8,804	8,104
Insurance recovery receivable	20,193	20,928
Cloud computing	11,358	10,846
Other assets	5,320	5,809
Total assets	$576,235	$589,251

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$56,325	$64,946
Accrued compensation and benefits	50,056	47,646
Operating lease liabilities	1,687	2,089
Earnout liability	—	4,411
Other current liabilities	980	1,310
Total current liabilities	109,048	120,402
Operating lease liabilities	1,623	1,782
Accrued claims	33,982	34,425
Uncertain tax positions	10,168	10,117
Other liabilities	3,204	3,566
Total liabilities	158,025	170,292

Commitments and contingencies

Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	202,074	202,338
Accumulated other comprehensive loss	(1,436)	(1,441)
Retained earnings	217,569	218,059
Total stockholders’ equity	418,210	418,959
Total liabilities and stockholders’ equity	$576,235	$589,251

Cross Country Healthcare, Inc.
Segment Data[i]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	March 31,	% of	March 31,	% of	December 31,	% of	% change	% change
	2025	Total	2024	Total	2024	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$242,291	83%	$332,186	88%	$256,929	83%	(27)%	(6)%
Physician Staffing	51,117	17%	46,988	12%	53,011	17%	9%	(4)%
	$293,408	100%	$379,174	100%	$309,940	100%	(23)%	(5)%

Contribution income:[j]
Nurse and Allied Staffing	$17,244		$27,183		$20,347		(37)%	(15)%
Physician Staffing	4,029		3,138		3,549		28%	14%
	21,273		30,321		23,896		(30)%	(11)%

Corporate overhead[k]	15,136		17,566		17,249		14%	12%
Depreciation and amortization	4,772		4,642		4,341		(3)%	(10)%
Restructuring costs[c]	301		938		281		68%	(7)%
Legal and other losses (gains)[l]	—		3,650		(928)		100%	(100)%
Impairment charges[e]	—		604		2,170		100%	100%
Acquisition and integration-related costs[b]	2,041		—		4,216		(100)%	52%
(Loss) income from operations	$(977)		$2,921		$(3,433)		(133)%	72%

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended
	March 31,	March 31,	December 31,
	2025	2024	2024

Net cash provided by operating activities	$5,681	$6,011	$24,234
Net cash used in investing activities	(1,886)	(2,210)	(2,531)
Net cash used in financing activities	(4,725)	(15,653)	(4,077)
Effect of exchange rate changes on cash	(6)	—	(14)
Change in cash and cash equivalents	(936)	(11,852)	17,612
Cash and cash equivalents at beginning of period	81,633	17,094	64,021
Cash and cash equivalents at end of period	$80,697	5,242	$81,633

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended
	March 31,	March 31,	December 31,
	2025	2024	2024

Revenue from services	$293,408	$379,174	$309,940
Less: Direct operating expenses	234,750	301,877	247,948
Gross profit	$58,658	$77,297	$61,992
Consolidated gross profit margin[m]	20.0%	20.4%	20.0%

Nurse and Allied Staffing statistical data:
FTEs[n]	7,411	9,124	7,621
Average Nurse and Allied Staffing revenue per FTE per day[o]	$360	$397	$363

Physician Staffing statistical data:
Days filled[p]	22,692	23,785	25,427
Revenue per day filled[q]	$2,253	$1,976	$2,085

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, interest income, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company’s credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company’s consolidated revenue.
(b)    Acquisition and integration costs relate primarily to fees associated with the pending Aya Merger.
(c)    Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations. The Company incurred a settlement expense of $1.2 million, and recorded a $1.8 million recovery related to a previous loss, in the fourth quarter of 2024. During the first quarter of 2024, the Company recorded legal and other losses of $3.7 million representing an offer to settle a lawsuit, as well as estimated costs related to an unrecoverable asset.
(e)    Impairment charges for the three months ended March 31, 2024 and December 31, 2024 were related to right-of-use assets and related property in connection with vacated leases in those periods. Impairment charges for the three months ended December 31, 2024 also included the write-off of goodwill and intangible assets associated with the impairment of a previous asset acquisition.
(f)    Interest income for the three months ended March 31, 2025 and December 31, 2024 related to higher average cash on hand with higher available interest rates.
(g)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies.
(h)    Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(i)    Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(j)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(k)     Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and Company-wide projects (initiatives).
(l)    Legal and other losses (gains) include legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(m)    Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(n)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(o)     Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(p)     Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(q)     Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.